As filed with the Securities and Exchange Commission on April 16, 1999.
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004
                          --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          --------------------------

                           GENERAL MOTORS CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       STATE OF DELAWARE                               38-0572515
-------------------------------                    -------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

  100 Renaissance Center, Detroit, Michigan            48265-1000
3044 West Grand Boulevard, Detroit, Michigan           48202-3091
--------------------------------------------           ----------
(Address of Principal Executive Offices)               (Zip Code)

                            GMAC MORTGAGE CORPORATION
                             SAVINGS INCENTIVE PLAN
                          -------------------------
                            (Full title of the plan)

                   PETER R. BIBLE, CHIEF ACCOUNTING OFFICER
                           General Motors Corporation
              100 Renaissance Center, Detroit, Michigan 48265-1000
                                (313) 556-5000
           --------------------------------------------------------
          (Name, address and telephone number, including area code,
                            of agent for service)

                                 GENERAL MOTORS
                         CALCULATION OF REGISTRATION FEE
   ========================================================================
                                    Proposed     Proposed
                                     maximum      maximum
                        Amount      offering     aggregate      Amount of
Title of securities     to be       price per    offering      registration
  to be registered     registered      share*       price*         fee
    ------------------ -------------- --------- ------------ ------------
Common Stock,
  $1-2/3 par value... 200,000 shares  $86.41   $17,281,250      $4,804.19

Interests in the GMAC
  Mortgage Corporation
  Savings Incentive Plan**

   ========================================================================
 *Estimated solely for the purpose of determining the registration fee.
**In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan herein.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

         (a) The  Current  Report on Form 8-K dated  April  12,  1999,  filed by
General  Motors  Corporation  (hereinafter  sometimes  referred  to as  "General
Motors" or the "Corporation") pursuant to Section 13(a) of the Securities Exchange Act of 1934, (hereinafter referred to as the "1934 Act");

         (b)(1) The Annual Report on Form 10-K for the year ended December 31, 1998, (hereinafter referred to as the "1998 Form 10-K"), filed by the Corporation with the Securities and Exchange Commission (hereinafter referred to as the "Commission") pursuant to Section 13(a) of the 1934 Act, except for Item 6, Item 8, Item 14(a)2, and Item 14 Exhibit 12, and (2) the GMAC Mortgage Corporation Savings Incentive Plan (hereinafter sometimes referred to as the "Plan"), Annual Report on Form 11-K for the year ended December 31, 1997
(hereinafter referred to as the "1997 Form 11-K"), filed pursuant to Section 15(d) of the 1934 Act;

         (c) The Current Reports on Form 8-K dated January 14, 1999, January 20, 1999, January 22, 1999 (2), January 27, 1999, April 5, 1999, April 9, 1999, and
April 14, 1999 filed by the Corporation pursuant to Section 13(a) of the 1934 Act; and

         (d) the description of General Motors common stock, $1-2/3 par value (hereinafter referred to as "$1-2/3 par value common stock"), contained in Article Fourth of the General Motors Corporation Restated Certificate of Incorporation, as amended (hereinafter referred to as the "Restated Certificate of Incorporation"), filed as Exhibit 3(i) to the Corporation's Current Report on Form 8-K dated June 8, 1998, filed pursuant to Section 13 of the 1934 Act.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the $1-2/3 par value common stock offered hereby has been passed upon by Martin I. Darvick, Attorney, Legal Staff of the Corporation. Mr. Darvick owns shares of $1-2/3 par value common stock and has options to purchase additional shares of $1-2/3 par value common stock.

Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the Delaware Corporation Law, the Corporation is empowered to indemnify its directors and officers in the circumstances therein provided.

         The Corporation's Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Under Article V of its By-Laws, the Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Corporation. The Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Restated Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         The Corporation is insured against liabilities which it may incur by reason of Article V of its By-Laws. In addition, directors and officers are insured, at the Corporation's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under
Article V of the By-Laws.

Item 6.  Indemnification of Directors and Officers (concluded).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), is permitted to directors and officers of the Corporation pursuant to the abovementioned provisions, or otherwise, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy, as expressed in said Act, and is therefore unenforceable.

         Pursuant to a resolution adopted by the Board of Directors on December 1, 1975, the Corporation to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Corporation, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

Item 8.  Exhibits.

Exhibit Number                                                        Page No.
--------------                                                        --------

 (4)(a) General Motors Corporation Restated Certificate of Incorporation, as amended, filed as Exhibit 3(i) to the Current Report on Form 8-K of General Motors dated June 8, 1998, and Amendment to Article Fourth of the Certificate of Incorporation - Division III - Preference Stock, by
         reason of the Certificates of Designations filed with the Secretary of State of the State of Delaware on
         September  14,  1987  and  the Certificate  of Decrease
         filed with the Secretary of State of the State
         of Delaware on  September  29,  1987  (pertaining  to the
         Six Series of Preference Stock contributed to the General Motors pension trusts), incorporated by reference to Exhibit
         19 to the Quarterly Report on Form 10-Q of General  Motors
         for the quarter ended June 30, 1990 in the Form SE of General Motors dated August 6, 1990; as further amended by the Certificate of Designations filed with the Secretary of
         State of the State of Delaware on June 28, 1991  (pertaining to Series A Conversion Preference Stock), incorporated by reference to Exhibit 4(a) to Form S-8 Registration Statement No. 33-43744 in the Form SE of General Motors dated November 1, 1991; as further amended by the Certificate of
         Designations filed with the Secretary of State of the State of Delaware on December 9, 1991 (pertaining to Series B 9-1/8% Preference Stock), incorporated by reference to Exhibit
         4(a) to Form S-3 Registration Statement No. 33-45216 in the Form SE of General Motors dated January 27, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on February 14,
         1992   (pertaining   to  Series  C   Convertible   Preference
         Stock), incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of General Motors for the year ended December 31, 1991 in the Form SE of General Motors dated March 20, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on July 15, 1992 (pertaining to
         Series D 7.92% Preference Stock), incorporated by reference to Exhibit 3(a)(2) to the Quarterly Report on Form 10-Q of General Motors for the quarter ended June 30, 1992 in the Form SE of General Motors dated August 10, 1992;
         and as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on

Exhibit Number                                                        Page No.
--------------                                                        --------

Item 8.  Exhibits (concluded).

 (4)(a)  December 15, 1992 (pertaining to Series G 9.12% Preference
         Stock), incorporated by reference to Exhibit 4(a) to Form
         S-3 Registration Statement No. 33-49309 in the Form SE of
         General Motors dated January 25, 1993. .....................    N/A

 (4)(b)  By-Laws as amended, included as Exhibit 3(ii) to the
         Current Report on Form 8-K of General Motors dated March 2,
         1998.......................................................     N/A

 (5)(a)  Opinion and consent of Martin I. Darvick, Attorney, Legal
         Staff of General Motors, in respect of the legality of
         the securities to be registered hereunder...................   II-8

    (b)  The registrant undertakes that it will submit or has
         submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order
         to qualify the Plan.........................................   N/A

(23)(a)  Consent of Independent Auditors - Deloitte & Touche LLP.....   II-9

    (b)  Consent of Martin I. Darvick, Attorney, Legal Staff of
         General Motors, included in Exhibit 5(a) above..............   N/A

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) of the 1934 Act and each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               PART II (concluded)

Item 9.  Undertakings (concluded).

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on April 12, 1999.

                                             GENERAL MOTORS CORPORATION
                                             --------------------------
                                                    (Registrant)

                                       By
                                          /s/JOHN F. SMITH, JR.
                                           ----------------------------
                                          (John F. Smith, Jr., Chairman
                                          of the Board of Directors, and
                                             Chief Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 12, 1999 by the following persons in the capacities indicated.

        Signature                                     Title
        ---------                                     -----

/S/JOHN F. SMITH, JR.                  Chairman of the Board of Directors,
------------------------------            and Chief Executive Officer
(John F. Smith, Jr.)


/S/HARRY J. PEARCE                     Vice Chairman of the Board
------------------------------                of Directors
(Harry J. Pearce)


/s/G. RICHARD WAGONER, JR.             Chief Operating Officer
------------------------------              and President
(G. Richard Wagoner, Jr.)


/s/J. MICHAEL LOSH                     Executive Vice President and)
------------------------------            Chief Financial Officer  )
(J. Michael Losh)                                                  )
                                                                   )Principal
                                                                   )Financial
/s/ERIC A. FELDSTEIN                        Vice President and     )Officers
------------------------------                   Treasurer         )
(Eric A. Feldstein)                                                )


/s/WALLACE W. CREEK                            Comptroller         )
------------------------------                                     )
(Wallace W. Creek)                                                 )Principal
                                                                   )Accounting
                                                                   )Officers
/s/PETER R. BIBLE                        Chief Accounting Officer  )
------------------------------                                     )
(Peter R. Bible)                                                   )

         Signature                               Title
         ---------                               -----


                                                Director
--------------------------------
(Percy Barnevik)


                                                Director
--------------------------------
(John H. Bryan)


/s/THOMAS E. EVERHART                           Director
--------------------------------
(Thomas E. Everhart)


/s/CHARLES T. FISHER III                        Director
--------------------------------
(Charles T. Fisher III)


/s/GEORGE M.C. FISHER                           Director
--------------------------------
(George M.C. Fisher)


/s/ KAREN KATEN                                 Director
--------------------------------
(Karen Katen)


/s/J. WILLARD MARRIOTT, JR.                     Director
--------------------------------
(J. Willard Marriott, Jr.)


/s/ANN D. MCLAUGHLIN                            Director
--------------------------------
(Ann D. McLaughlin)


                                                Director
--------------------------------
(Eckhard Pfeiffer)


/s/JOHN G. SMALE                                Director
--------------------------------
(John G. Smale)


/s/LOUIS W. SULLIVAN                            Director
--------------------------------
(Louis W. Sullivan)


/s/DENNIS WEATHERSTONE                          Director
--------------------------------
(Dennis Weatherstone)